Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-1 21988G 205

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 16, 2001.

INTEREST ACCOUNT

Balance as of January 16, 2001..................................           $0.00
         Scheduled Income received on securities................   $1,766,282.70
         Unscheduled Income received on securities..............           $0.00

                                                                   $1,766,282.70

LESS:
         Distribution to Class A1 Holders.......................  -$1,756,437.50
         Distribution to Class A2 Holders.......................          -$0.00
         Distribution to Depositor..............................      -$9,845.20
         Balance as of July 16, 2001............................           $0.00

PRINCIPAL ACCOUNT

Balance as of January 16, 2001..................................           $0.00
         Scheduled Principal payment received on securities.....           $0.00
LESS:
         Distribution to Holders................................           $0.00
Balance as of July 16, 2001.....................................           $0.00



                 UNDERLYING SECURITIES HELD AS OF JULY 16, 2001
Principal
Amount                    Title of Security
------                    -----------------
$46,851,000       JPM Capital Trust I 7.54% Capital Securities
                  due January 15, 2027
                  CUSIP: 46623PAA2

U.S Bank Trust National Association, as Trustee



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